U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 3, 2010

SHEERVISION INC.
 (Exact name of small business issuer as specified in its charter)

Delaware	000-27629	23-2426437
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

4030 Palos Verdes Drive North
Suite 104
Rolling Hills Estates, California 90274
(Address of principal executive offices)

(310) 265-8918
(Issuer’s Telephone Number)

Item 1.01.  Entry into a Material Definitive Agreement

Effective December 3, 2010, our Board of Directors ratified our entry into various agreements, including (i) an Inventory Management and Monitoring Agreement with Assurance Funding Solutions LLC (“Assurance”); (ii) a Student Purchasing Program Venture Agreement, also with Assurance; and (iii) a Consulting Agreement with Beryl Zyskind (the “Zyskind Consulting Agreement”).  In addition, our Board also authorized three secured promissory notes, including a Series A 10% Secured Promissory Note in the principal amount of $140,000 dated August 4, 2010, a 12% Series A Secured Promissory Note in the principal amount of $150,000 dated September 1, 2010 and a Series A 10% Secured Promissory Note in the principal amount of up to $150,000 dated October 27, 2010, respectively, each note payable in favor of Assurance (hereinafter jointly referred to as the “Assurance Notes”) and each due one year from issuance.  The Assurance Notes are secured by all of our assets.  These agreements had previously been executed in September 2010, but were not effective until ratified by our Board.

The Inventory Management and Monitoring Agreement provides for Assurance to provide services to us in assessing our inventory accuracy and assisting in reduction of lead times and reduction in aging inventories and increase efficiencies between inventory production and sales, and other services for a period of one year in consideration for the payment of $6,000.00 per month to Assurance.

The Student Purchasing Program Venture Agreement contains provisions for Assurance to provide us with financing to permit student purchasers to acquire our dental, medical and veterinary products and pay for such products over an extended period of time pursuant to a payment plan allowing us to compete more effectively in the dental and medical markets.

The Zyskind Consulting Agreement provides for Beryl Zyskind to assist us in implementing the services to be provided under the aforesaid two agreements, as well as assisting us in various marketing and sales programs with the stated goal of continuing our growth to the next level.

We have attached to this report as exhibits copies of the aforesaid agreements, along with copies of the three secured promissory notes and the form of Security Agreement applicable to the security interest granted.

Item 3.02  Unregistered Sales of Equity Securities

Effective December 3, 2010 our Board of Directors authorized the issuance of 1,400,000 shares of our Common Stock as consideration for the services to be rendered in accordance with the terms of the Zyskind Consulting Agreement referenced in Item 1.01 above herein and 1,200,000 shares of our Common Stock in favor of New World Merchant Partners LLC also in exchange for consulting services already rendered unto us.

We relied upon the exemption from registration provided by Section 4/2 of the Securities Act of 1933, as amended, to issue the aforesaid shares.  We did not receive any cash proceeds from either of these issuances.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

The following exhibits are included herewith:

Exhibit No.	Description

10.31	Inventory Management and Monitoring Agreement with Assurance Funding Solutions LLC

10.32	Student Purchasing Program Venture Agreement with Assurance Funding Solutions LLC

10.33	Consulting Agreement with Beryl Zyskind

10.34	Series A 10% Secured Promissory Note in the principal amount of $140,000 dated August 4, 2010

10.35	Series A 12% Secured Promissory Note in the principal amount of $150,000 dated September 1, 2010

10.36	Series A 10% Secured Promissory Note in the principal amount of up to $150,000 dated October 27, 2010

10.37	Form of Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 10, 2010	SHEERVISION, INC. (Registrant) By: s/Suzanne Lewsadder Suzanne Lewsadder Chief Executive Officer